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Exhibit 99.1

For further information:
 FAO, Inc.
2520 Renaissance Boulevard
King of Prussia, PA 19406
Contact:
Renee Hollinger, VP, Communications
610.292.6600 ext. 2250
Alan Marcus, VP, Public Relations
212-644-9410 ext. 4110

FAO, Inc. Files Plan of Reorganization and Disclosure Statement
Disclosure Statement Hearing Set for February 28, 2003

        King of Prussia, PA, February 3, 2003—FAO, Inc. (Nasdaq: FAOOQ), a leader in children's specialty retailing, said today that it has filed its Plan of Reorganization and Disclosure Statement with the U.S. Bankruptcy Court for the District of Delaware. The hearing on the adequacy of the Company's Disclosure Statement has been set for February 28, 2003.

        "The timely filing of the Plan of Reorganization and Disclosure Statement represent significant progress in our Chapter 11 proceeding," stated Jerry R. Welch, FAO's Chief Executive Officer. "We continue to be appreciative of the support that we have received during this period from our vendors, employees and customers, all of whom have allowed us to use this process to lay the foundation for our future success."

        The Company stated that it is continuing to discuss specifics of the Plan with its various creditors and expects some changes before the Plan is confirmed. The Plan as filed reflects the Company's intention to raise new equity capital to fund the reorganization and future growth of the company and to have current equity holders remain holders in the reorganized company. In this regard, the Company's Board of Directors is working closely with senior management and its investment bankers to source those investors who would be compatible in pursuing the Company's long- term goals and objectives. The Company noted, however, that it would not know the final treatment of current equity until it has negotiated the final terms of the new investment. The Company announced earlier that it had hired Morgan Joseph & Co. to assist it in obtaining the new investment.

        Upon Court approval of the adequacy of the Disclosure Statement, the Company will commence solicitation of votes for confirmation of the Plan.

        In addition the Company announced that it had obtained an order allowing it to continue to use cash collateral of the Company's lenders to fund its operations through April 4, 2003.

About FAO, Inc.

FAO, Inc. (formerly The Right Start, Inc.) owns a family of high quality, developmental, educational and care brands for infants, toddlers and children and is a leader in children's specialty retailing. FAO, Inc. owns and operates the renowned children's toy retailer FAO Schwarz; The Right Start, the leading specialty retailer of developmental, educational and care products for infants and toddlers; and Zany Brainy, the leading retailer of development toys and educational products for kids.

FAO, Inc. assumed its current form in January 2002. The Right Start brand originated in 1985 through the creation of the Right Start Catalog. In September 2001, the Company purchased assets of Zany Brainy, Inc., which began business in 1991. In January 2002 the Company purchased the FAO Schwarz brand, which originated 141 years ago in 1862.

For additional information on FAO, Inc. or its family of brands, visit the Company on line at http://www.irconnect.com/faoo/.

This press release contains certain forward-looking statements with respect to the implementation and anticipated results of the Company's business strategy, and the financial condition, results of operations and business of the Company, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. Actual results may be impacted by factors including, but not limited to, the following: the Company's ability to manage its current liquidity problems, the actions of the Company's creditors, the interest of third party investors in the Company's business and other risks included in FAO, Inc.'s filings with the Securities and Exchange Commission, including the risk factors set forth in its Registration Statement on Form S-3 No. 333-84438. The Company has not undertaken, nor is it required, to publicly update or revise any of its forward-looking statements, even if experience or future events make it clear that the results set forth in such statements will not be realized.

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  Exhibit 99.1